  Exhibit 99.1

CITY NATIONAL BANCSHARES CORPORATION
DEFERS DIVIDENDS ON TARP PREFERRED STOCK

Newark, New Jersey, February 12, 2010: City National Bancshares Corporation. (the “Company”), the holding company for City National Bank of New Jersey, announced today that it has notified the United States Department of the Treasury (the “Treasury”) of its intent to defer the payment of its regular quarterly cash dividend on its Fixed Rate Cumulative Perpetual Preferred Stock, Series G, issued to the Treasury in connection with the Company’s participation in the Treasury’s TARP Capital Purchase Program.

In addition, the Company announced that it has notified the trustee of the City National Bank of New Jersey Capital Statutory Trust II (the “Trust”), which is the holder of the Company’s junior subordinated debentures relating to its outstanding trust preferred securities that the Company will defer its regularly scheduled quarterly interest payments on the junior subordinated debentures. Under the terms of the debentures, the Company is permitted to defer the payment of interest on the junior subordinated debentures at any time, for up to 20 consecutive quarters, without default. Due to the deferral, the trust will likewise suspend the declaration and payment of dividends on the trust preferred securities.

The Series G preferred stock and the junior subordinated debentures issued in favor of the Trust provide for cumulative dividends and interest, respectively.  Accordingly, the Company may not pay dividends on any of its common or preferred stock until the dividends on Series G preferred stock and the interest on such debentures are paid-up currently.

The failure to pay dividends for four (4) consecutive dividend periods with respect to the Series F preferred stock would trigger board appointment rights for the holders of the Series F preferred stock.  The failure to pay dividends for six (6) consecutive dividends with respect to the Series G preferred stock would trigger additional board appointment rights for the holders of Series G preferred stock and Series F preferred stock.

These actions are part of the Company’s multi-faceted strategy to fortify its balance sheet, preserve capital, and recognize additional cost savings. The Company believes that the steps it is taking to positively manage capital are essential in this financial environment and will provide long-term benefits to our shareholders. The Company is prepared to pay the TARP dividend as soon as it is legally allowed to do so.

About City National Bancshares Corporation

City National Bancshares Corporation is a New Jersey corporation and a bank holding company that was formed in 1983 and is headquartered in Newark, New Jersey.  The Company’s primary subsidiary is City National Bank of New Jersey (the “Bank”) and has operated since 1973.  The Bank is a community-oriented financial institution providing financial services and loans for housing and commercial businesses within the urban neighborhoods which it serves, which are racially and ethnically diverse and comprised of mostly low to moderate income households.  Currently, the Bank operates 10 branches throughout New Jersey, New York and Pennsylvania.  Shares of the Company’s common stock are not traded on any global exchange market.. Additional information about the Company and its subsidiaries can be found at www.citynatbank.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as the deferral of dividend payments, the financial impact of a proposed exchange of preferred stock for common stock and other measures being considered by the Company. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including the success of measures announced by the Company. For an explanation of additional risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed and furnished to the Securities and Exchange Commission.  The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

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